Exhibit 2.2

EXECUTION COPY

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1, dated as of August 11, 2006 (“Amendment No. 1”), to the ASSET PURCHASE AGREEMENT, dated as of March 24, 2006 (the “APA”), by and among Raycom Media, Inc., a Delaware corporation, the entities listed on Schedule 1 attached thereto, and Barrington Broadcast Corporation, a Delaware corporation.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the APA.

RECITALS

Sellers and Buyer wish to amend the APA pursuant to the terms hereof.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
AMENDMENTS; WAIVERS

1.1           Clause (c) of Section 1.4 is hereby amended and restated in its entirety as follows:

“all Current Liabilities of the Sellers set forth on the Closing Date Net Working Capital Statement agreed upon by the Parties in accordance with Section 1.7.

1.2           The first sentence of Section 1.6 of the APA is hereby amended and restated in its entirety as follows:

“In consideration for the sale of the Station Assets to Buyer, at Closing, Buyer shall pay to Sellers, as designated by Parent, an amount equal to $261,582,355 (the “Purchase Price”), subject to adjustment pursuant to Section 1.7.”

1.3           Section 1.7(a) is hereby amended by adding the clause “plus the aggregate amount of cash payments actually made by Sellers after the Closing Date with respect to Current Liabilities set forth on the Closing Date Net Working Capital Statement” to the end of the sentence in section 1.7(a) that reads as follows:  “For purposes of this Agreement, “Closing Date Net Working Capital” shall mean the net book value of the Current Assets over the Current Liabilities, as shown on the Closing Date Net Working Capital Statement.”

1.4           Section 1.7(d)(i) is hereby amended and restated in its entirety as follows:

“(i) if the Closing Date Net Working Capital as finally determined pursuant to this Section 1.7 is greater than $7,800,000 (the “Reference Amount”), the Purchase Price shall be adjusted upwards in an amount equal to the difference between the Closing Date Net Working Capital and the Reference Amount, and Buyer shall pay such amount to Sellers; and”

1.5           Section 1.7(d)(ii) is hereby amended and restated in its entirety as follows:

“if the Closing Date Net Working Capital as finally determined pursuant to this Section 1.7 is less than the Reference Amount, the Purchase Price shall be adjusted downwards in an amount equal to the difference between the Reference Amount and the Closing Date Net Working Capital and Sellers shall pay such amount to Buyer.”

1.6           Section 4.6 of the APA is hereby amended and restated in its entirety as follows:

“4.6         Tower Construction and Transfer of Title.

(a)           Sellers shall use their best efforts to complete the construction of the transmission tower and related equipment for use by Buyer’s WFXL station and Seller’s WALB station (the “Tower”) as soon as commercially practicable and in compliance with the Tower Specifications attached as Exhibit A hereto (the “Tower Specifications”), at no cost to Buyer.  Sellers shall not deviate from the Tower Specifications without Buyer’s consent, which shall not be unreasonably withheld.  In addition, Sellers shall purchase and install on the Tower for the exclusive use by Barrington Albany LLC (or its assignees) the Analog Antenna (together with a transmission line to the transmitter for such antenna) and the Digital Antenna (together with a transmission line to the transmitter for such antenna).  Upon completion of the construction of the Tower, Sellers shall transfer title in and to (i) the Tower, free and clear of all Liens, to the Tower LLC, at no cost to the Tower LLC and (ii) the Analog Antenna and the Digital Antenna, free and clear of all Liens, to Barrington Albany LLC, at no cost to Barrington Albany LLC.

(b)           During the period beginning on the date of first commercial use by Barrington Albany LLC of the Analog Antenna and the Digital Antenna and ending on the first anniversary of such date,  Sellers shall reimburse Barrington Albany LLC for any costs incurred by Barrington Albany LLC in connection with any change in the location of the Analog Antenna and/or the Digital Antenna on the Tower.

(c)           The Tower shall be owned by the Tower LLC, and the Tower shall be located on real property owned by Cosmos Broadcasting Corporation which will be leased to the Tower LLC pursuant to the lease, dated as of August 11, 2006, in the form attached hereto as Exhibit B (the “Tower Lease”).

(d)           Buyer and Sellers hereby agree that the portion of the Purchase Price allocable to the Tower shall equal the cost to Sellers of the construction thereof.

1.7           A new Section 4.9 is added to the APA as follows:

“4.9         Employee Payments.  Sellers hereby agree to make cash payments, on or prior to August 22, 2006, to all current and former employees of the Business, equaling all salaries, wages and commissions earned by and/or accrued on behalf of all such employees through 11:59 P.M. central time on the Closing Date.”

1.8           Section 5.7 of the APA is hereby amended by adding the following proviso at the end of that section:  “; provided that, at no cost to Buyer, Sellers shall provide Buyer with all services necessary for Buyer to fulfill Buyer’s obligations under this Section 5.7.”

1.9           Section 8.1 of the APA is hereby amended by deleting the word “and” at the end of clause (xvi) and adding the following new clauses (xviii), (xix) and (xx):

“(xviii)  the Tower LLC Agreement, duly executed by Parent;

(xix) the Tower Lease, duly executed by Parent; and

(xx) each of the Licensing Agreements, duly executed by Parent. “

1.10         Section 8.2 of the APA is hereby amended by deleting the word “and” at the end of clause (vii) and adding the following new clauses (ix), (x) and (xi):

“(ix)  the Tower LLC Agreement, duly executed by Barrington Albany LLC;

(x) the Tower Lease, duly executed by the Tower LLC; and

(xi) each of the Licensing Agreements, duly executed by Barrington Broadcasting Group LLC or Barrington Syracuse LLC, as the case may be. “

1.11         Schedule II of the APA is hereby amended by adding the following definitions:

“Analog Antenna” shall mean the antenna model THV-12A-RC170 manufactured by DieElectric.

“Digital Antenna” shall mean the antenna model TFI-31JTH-R04 manufactured by DieElectric.

“Licensing Agreements” shall mean each of the licensing agreements between Parent and (i) Barrington Broadcasting Group LLC relating to the trademark “One Hour Earlier,” (ii) Barrington Syracuse LLC relating to the trademark “Action Alert,” and (iii) Barrington Syracuse LLC relating to the trademark “Triple Doppler Radar, the Power of.”

“Tower LLC” shall mean Albany Tower LLC, a Delaware limited liability company, in which Parent and Barrington Albany LLC each own fifty percent (50%) of the membership interests.

“Tower LLC Agreement” shall mean the limited liability company agreement of the Tower LLC, dated as of August 11, 2006, in the form attached hereto as Exhibit C.

1.12         Schedule 1.2(c) of the APA is hereby amended by adding the following as items 29 and 30 under the caption “Excluded Assets”:

“29.  Shared Services Agreement between Ottumwa Media Holdings, LLC and Raycom Media, Inc. dated June 23, 2003, as amended.

30.  Amended and Restated Option Agreement between Ottumwa Media Holdings, LLC and Raycom Media, Inc. dated October 2003.”

1.13         Buyer and Sellers hereby agree that Sellers’ obligations under Section 5.3 of the APA with respect to the repair of the transmission tower for WFXL are superseded by the Sellers’ obligations under Section 4.6 of the APA as amended by this Amendment.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2.1           Authorization.  Each of Sellers and Buyer is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the APA, as amended hereby.

2.2           Ratification and Confirmation of the APA; No Other Changes.  Except as modified by this Amendment, the APA is hereby ratified and confirmed in all respects.  Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the APA, other than as contemplated herein.

2.3           Effectiveness.  This Amendment shall be effective as of the date hereof.

2.4           Amendment and Modification.  This Amendment No. 1 may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

2.5           Counterparts.  This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

2.6           Facsimile Signature.  This Amendment No. 1 may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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                                IN WITNESS WHEREOF, Sellers and Buyer have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

BARRINGTON BROADCASTING CORPORATION

By:	/s/ Paul M. McNicol
Name: Paul M. McNicol
Title: Senior Vice President

SELLERS:

RAYCOM MEDIA, INC.
RAYCOM TV BROADCASTING, INC.
COSMOS BROADCASTING CORPORATION
LIBCO, INC.

By:	/s/ Paul McTear
Name: Paul McTear
Title: President

RAYCOM HOLDINGS LLC
KTVO LLC
KTVO LICENSE SUBSIDIARY LLC
KXRM/KXTU, LLC
KXRM/KXTU LICENSE SUBSIDIARY LLC
WACH LLC
WACH LICENSE SUBSIDIARY LLC
WSTM, LLC
WSTM LICENSE SUBSIDIARY LLC
WFXL, LLC
WFXL LICENSE SUBSIDIARY, LLC
WPBN/WTOM, LLC
WPBN/WTOM LICENSE SUBSIDIARY, LLC
WLUC, LLC
WLUC LICENSE SUBSIDIARY, LLC
WNWO, LLC
WNWO LICENSE SUBSIDIARY, LLC

By:	/s/ Paul McTear
Name: Paul McTear
Title: Manager